SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                               JANUARY 15, 1999
                      (Date of earliest event reported)

                                U S LIQUIDS INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                      1-13259                  76-0519797
(State or other jurisdiction      (Commission             (IRS Employer
 of incorporation)               File Number)              Identification No.)

411 NORTH SAM HOUSTON PARKWAY EAST, SUITE 400, HOUSTON, TEXAS   77060
(Address of principal executive offices)                        (Zip Code)

                                (281) 272-4500
              Registrant's telephone number, including area code

Item 7.  Financial Statements and Exhibits.

      (a) (b) THIS FORM 8-K/A IS BEING FILED TO INCLUDE THE FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION OMITTED FROM THE CURRENT REPORT ON FORM 8-K FILED ON JANUARY 29, 1999.

      THE REQUIRED FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL
INFORMATION ARE INCLUDED AS EXHIBITS TO THIS FORM 8-K/A AND ARE
INCORPORATED HEREIN BY REFERENCE.

      (c) Exhibits.
                                                                        PAGE
      U S LIQUIDS INC. PRO FORMA
         Introduction to Unaudited Pro Forma Financial Statements...... F-2
         Pro Forma Balance Sheet (Unaudited)..........................  F-3
         Notes to Pro Forma Balance Sheet (Unaudited).................  F-4
         Pro Forma Statements of Operations (Unaudited)...............  F-5
         Notes to Pro Forma Statements of Operations (Unaudited)......  F-8


      ROMIC ENVIRONMENTAL TECHNOLOGIES CORP. AND AFFILIATE
         Report of Independent Public Accountants.....................  F-9
         Combined Balance Sheets....................................... F-10
         Combined Statements of Income................................. F-11
         Combined Statements of Stockholders' Equity....................F-12
         Combined Statements of Cash Flows..............................F-13
         Notes to Combined Financial Statements........................ F-14

         23.1     Consent of Independent Public Accountants.
         27.1     Financial Data Schedule.

                                U S LIQUIDS INC.
            INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements present the balance sheet and statement of operations data from the consolidated financial statements of U S Liquids Inc. (U S Liquids or the Company) combined with the historical financial data of companies acquired by the Company from its initial public offering through February 12, 1999 (the "Acquired Companies") as follows: (i) the unaudited pro forma balance sheet includes the historical consolidated balance sheet data of U S Liquids at September 30, 1998 combined with those of the Acquired Companies acquired after September 30, 1998 as if each had been acquired on September 30, 1998 and (ii) the unaudited pro forma statements of operations for the year ended December 31, 1997 and for the nine months ended September 30, 1997 and 1998 include the historical consolidated statements of operations of U S Liquids for the respective periods combined with those of all Acquired Companies, as if each had been acquired on January 1, 1997. Additionally, the effects of the Company's initial public offering of 1,725,000 shares, its public offering of 3,450,000 shares in June 1998 and the application of the net proceeds from these offerings are included in the unaudited pro forma financial statements as if they had each occurred on January 1, 1997.

     The pro forma financial statements include certain adjustments to the historical financial statements of the Acquired Companies, including adjustments to depreciation and amortization expenses to reflect purchase price allocations, adjustments to interest expense to reflect debt issued in connection with the acquisitions, and certain reductions of salaries and benefits payable to the previous owners of the Acquired Companies. With respect to these reductions in salaries and benefits payable to previous owners, the Company has preliminarily analyzed the savings that it expects to be realized. To the extent the former owners of the Acquired Companies have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the pro forma statements of operations. With respect to other expected potential cost savings, U S Liquids has not and cannot quantify these savings and, accordingly, they have not been included in the pro forma financial information of the Company.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial statements do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or project the Company's financial position or results of operations for any future period. Since the Company and the Acquired Companies were not under common control or management for all periods, the pro forma financial results may not be comparable to, or indicative of, future performance.

                                U S LIQUIDS INC.
                      PRO FORMA BALANCE SHEET (UNAUDITED)
                                 (IN THOUSANDS)

                                                         SEPTEMBER 30, 1998
                                      ------------------------------------------------------
                                       HISTORICAL    ACQUIRED       PRO FORMA
                                      CONSOLIDATED   COMPANIES   ADJUSTMENTS(A)    PRO FORMA
                                      ------------   ---------   ---------------   ---------
               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........   $  4,827      $   768       $              $   5,595

  Accounts receivable, net of
     allowance.......................     28,502        7,616                         36,118
  Inventories........................      1,190          550             (49)         1,691
  Prepaid expenses and other current
     assets..........................      4,276        1,932            (375)         5,833
                                      ------------   ---------   ---------------   ---------
          Total current assets.......     38,795       10,866            (424)        49,237
PROPERTY, PLANT AND EQUIPMENT, net...     78,275       17,968          (1,077)        95,166
INTANGIBLE ASSETS, net...............    102,256        --             47,443        149,699
OTHER ASSETS, net....................      1,991        1,236                          3,227
                                      ------------   ---------   ---------------   ---------
          Total assets...............   $221,317      $30,070       $  45,942      $ 297,329
                                      ============   =========   ===============   =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term
     obligations.....................   $  4,564      $ 2,515       $  (1,185)     $   5,894
  Accounts payable...................     11,079        2,959                         14,038
  Accrued liabilities................     15,399        2,709              18         18,126
  Current portion of contract reserve
     and deferred revenue............      5,298        --                             5,298
                                      ------------   ---------   ---------------   ---------
          Total current
          liabilities................     36,340        8,183          (1,167)        43,356
LONG-TERM OBLIGATIONS, net of current
  maturities.........................     43,910        3,782          43,976         91,668
CELL PROCESSING RESERVE..............      5,765        --                             5,765
CLOSURE AND REMEDIATION RESERVES.....      6,494        3,887                         10,381
CONTRACT RESERVE.....................      8,248        --              5,155         13,403
DEFERRED INCOME TAXES................      1,695        --                500          2,195
                                      ------------   ---------   ---------------   ---------
          Total liabilities..........    102,452       15,852          48,464        166,768
                                      ------------   ---------   ---------------   ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock.......................        123           21             (16)           128
  Additional paid-in capital.........    108,043        --             11,691        119,734
  Retained earnings..................     10,699       11,090         (11,090)        10,699
  Other owners' equity...............     --            3,107          (3,107)        --
                                      ------------   ---------   ---------------   ---------
          Total stockholders'
          equity.....................    118,865       14,218          (2,522)       130,561
                                      ------------   ---------   ---------------   ---------
          Total liabilities and
             stockholders' equity....   $221,317      $30,070       $  45,942      $ 297,329
                                      ============   =========   ===============   =========

       The accompanying notes are an integral part of this pro forma financial statement.

                                U S LIQUIDS INC.
                  NOTES TO PRO FORMA BALANCE SHEET (UNAUDITED)

     (a) These adjustments reflect the acquisition of those Acquired Companies that were acquired subsequent to September 30, 1998 through February 12, 1999, including approximately 526,579 shares issued. These adjustments also reflect preliminary purchase price allocations with respect to these Acquired Companies, including allocating the deferred income tax liability attributable to the temporary differences between the financial reporting and income tax bases on assets and liabilities previously held as S Corporations.

                                U S LIQUIDS INC.
                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  FOR THE YEAR ENDED DECEMBER 31, 1997
                                       ---------------------------------------------------------
                                        HISTORICAL      ACQUIRED      PRO FORMA
                                       CONSOLIDATED     COMPANIES    ADJUSTMENTS      PRO FORMA
                                       -------------   -----------   ------------     ----------
REVENUES.............................     $38,159       $ 191,559      $               $229,718
OPERATING EXPENSES...................      21,353         132,941        (1,521)(a)     152,773
DEPRECIATION AND
  AMORTIZATION.......................       2,990           9,108         2,213 (b)      14,311
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       5,350          32,458          (356)(a)      37,452
POOLING COSTS........................         400          --                               400
                                       -------------   -----------   ------------     ----------
INCOME FROM OPERATIONS...............       8,066          17,052          (336)         24,782
INTEREST (INCOME) EXPENSE,
  net................................       1,734           1,863         2,881(c)        6,478
OTHER (INCOME) EXPENSE, net..........          41            (427)                         (386)
                                       -------------   -----------   ------------     ----------
INCOME BEFORE PROVISION FOR INCOME
  TAXES..............................       6,291          15,616        (3,217)         18,690
PROVISION FOR INCOME
  TAXES..............................       2,416             161         5,086(d)        7,663
                                       -------------   -----------   ------------     ----------
NET INCOME...........................     $ 3,875       $  15,455      $ (8,303)       $ 11,027
                                       =============   ===========   ============     ==========
BASIC EARNINGS PER COMMON SHARE......                                                  $   0.86
                                                                                      ==========
DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE............                                                  $   0.78
                                                                                      ==========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING........................                                                    12,765 (e)
                                                                                      ==========
WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING......                                                    14,086 (e)(f)
                                                                                      ==========

       The accompanying notes are an integral part of this pro forma financial statement.

                                U S LIQUIDS INC.
                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                          -------------------------------------------------------
                                           HISTORICAL     ACQUIRED      PRO FORMA
                                          CONSOLIDATED    COMPANIES    ADJUSTMENTS      PRO FORMA
                                          ------------   -----------   ------------     ---------
REVENUES................................    $ 27,313      $ 142,581      $              $ 169,894
OPERATING EXPENSES......................      15,404         99,187        (1,097)(a)     113,494
DEPRECIATION AND
  AMORTIZATION..........................       2,007          6,352         1,731 (b)      10,090
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..............................       3,454         23,357          (267)(a)      26,544
POOLING COSTS...........................         400         --                               400
                                          ------------   -----------   ------------     ---------
INCOME FROM OPERATIONS..                       6,048         13,685          (367)         19,366
INTEREST (INCOME) EXPENSE,
  net...................................       1,367          1,502         1,950(c)        4,819
OTHER (INCOME) EXPENSE,
  net...................................         130           (302)                         (172)
                                          ------------   -----------   ------------     ---------
INCOME BEFORE PROVISION FOR INCOME
  TAXES.................................       4,551         12,485        (2,317)         14,719
PROVISION FOR INCOME TAXES..............       1,746             78         4,210(d)        6,034
                                          ------------   -----------   ------------     ---------
NET INCOME..............................    $  2,805      $  12,407      $ (6,527)      $   8,685
                                          ============   ===========   ============     =========
BASIC EARNINGS PER COMMON SHARE.........                                                $    0.68
                                                                                        =========
DILUTED EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE......................                                                $    0.62
                                                                                        =========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING...........................                                                   12,763 (e)
                                                                                        =========
WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING.........                                                   14,089 (e)(f)
                                                                                        =========

       The accompanying notes are an integral part of this pro forma financial statement.

                                U S LIQUIDS INC.
                 PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                       ------------------------------------------------------
                                        HISTORICAL     ACQUIRED      PRO FORMA
                                       CONSOLIDATED    COMPANIES    ADJUSTMENTS     PRO FORMA
                                       ------------   -----------   ------------    ---------
REVENUES.............................    $ 77,860       $93,108       $             $ 170,968
OPERATING EXPENSES...................      49,228        60,888           (856)(a)    109,260
DEPRECIATION AND
  AMORTIZATION.......................       5,698         4,726            723(b)      11,147
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       8,968        17,335           (174)(a)     26,129
                                       ------------   -----------   ------------    ---------
INCOME FROM OPERATIONS...............      13,966        10,159            307         24,432
INTEREST (INCOME) EXPENSE, net.......       2,310         1,326            973(c)       4,609
OTHER (INCOME) EXPENSE, net..........        (235)         (387)                         (622)
                                       ------------   -----------   ------------    ---------
INCOME BEFORE PROVISION FOR INCOME
  TAXES..............................      11,891         9,220           (666)        20,445
PROVISION FOR INCOME TAXES...........       4,835           771          2,777(d)       8,383
                                       ------------   -----------   ------------    ---------
NET INCOME...........................    $  7,056       $ 8,449       $ (3,443)     $  12,062
                                       ============   ===========   ============    =========
BASIC EARNINGS PER COMMON SHARE......                                               $    0.94
                                                                                    =========
DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE............                                               $    0.85
                                                                                    =========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING........................                                                  12,832 (e)
                                                                                    =========
WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING......                                                  14,205 (e)(f)
                                                                                    =========

       The accompanying notes are an integral part of this pro forma financial statement.

                                U S LIQUIDS INC.
            NOTES TO PRO FORMA STATEMENTS OF OPERATIONS (UNAUDITED)

      (a) Adjusts compensation expense to the level the previous owners of the Acquired Companies have agreed to receive as employees of the Company subsequent to their respective acquisitions. In addition, for certain of the Acquired Companies, salaries and related expenses previously recorded as selling, general and administrative expenses have been reclassified as operating expenses consistent with the Company's accounting policies.

      (b) Adjusts depreciation and amortization expenses to reflect purchase price allocations with respect to the Acquired Companies.

      (c) Records interest expense on the debt incurred to effect the acquisition of the Acquired Companies, net of a reduction in interest expense on debt repaid in connection with the acquisitions, our initial public offering and our public offering in June 1998.

      (d) Reflects the incremental provision for federal income taxes on the Acquired Companies previously taxed as S corporations or limited liability companies as well as federal and state income taxes relating to the pro forma adjustments.

      (e)  Includes (1) 5,937,435 shares, 5,496,736 shares and 9,622,553 shares outstanding for the year ended December 31, 1997, and for the nine months ended September 30, 1997 and 1998, respectively, and (2) 6,827,864 shares, 7,265,964 shares and 3,209,872 shares for the year ended December 31, 1997, and for the nine months ended September 30, 1997 and 1998, respectively, issued in connection with the acquisition of the Acquired Companies, our initial public offering and our June 1998 public offering, as if each had occurred on January 1, 1997.

      (f) Includes 1,321,010 shares, 1,325,827 shares and 1,372,185 shares for the year ended December 31, 1997, and for the nine months ended September 30, 1997 and 1998, respectively, representing the effect of outstanding warrants and options to purchase common stock, using the treasury stock method. Excludes 125,000 shares issuable pursuant to options, the vesting of which is contingent upon the successful completion of certain corporate development activities.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Romic Environmental Technologies Corp.:

     We have audited the accompanying combined balance sheet of Romic Environmental Technologies Corp. (a California S Corporation) and affiliate as of June 30, 1998, and the related combined statements of income, stockholders' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Romic Environmental Technologies Corp. and affiliate as of June 30, 1998, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
February 8, 1998

              ROMIC ENVIRONMENTAL TECHNOLOGIES CORP. AND AFFILIATE
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                        JUNE 30,      DECEMBER 31,
                                          1998            1998
                                        ---------    --------------
                                                      (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......    $    207       $      3
     Accounts receivable, less
     allowance of $175 and $216
      (unaudited)....................       6,737          6,059
     Inventories.....................         544            542
     Note receivable from
      stockholder....................         515            608
     Prepaid expenses and other
      current assets.................       1,023          1,226
                                        ---------    --------------
          Total current assets.......       9,026          8,438
PROPERTY, PLANT AND EQUIPMENT, net...      14,748         13,654
OTHER ASSETS, net....................       1,158          1,236
                                        ---------    --------------
          Total assets...............    $ 24,932       $ 23,328
                                        =========    ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      obligations....................    $  2,904       $  1,925
     Advances from stockholder.......         505            505
     Accounts payable................       3,527          2,905
     Processing reserve..............       1,093          1,033
     Accrued liabilities.............       1,250          1,034
                                        ---------    --------------
          Total current
        liabilities..................       9,279          7,402
LONG-TERM OBLIGATIONS, net of current
 maturities..........................       3,962          3,782
CLOSURE AND REMEDIATION RESERVES.....       4,068          3,887
                                        ---------    --------------
          Total liabilities..........      17,309         15,071
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock....................          19             19
     Retained earnings...............       7,604          8,238
                                        ---------    --------------
          Total stockholders'
           equity....................       7,623          8,257
                                        ---------    --------------
          Total liabilities and
           stockholders' equity......    $ 24,932       $ 23,328
                                        =========    ==============

       The accompanying notes are an integral part of these combined financial statements.

              ROMIC ENVIRONMENTAL TECHNOLOGIES CORP. AND AFFILIATE
                         COMBINED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                          SIX MONTHS      SIX MONTHS
                                           YEAR ENDED       ENDED           ENDED
                                            JUNE 30,     DECEMBER 31,    DECEMBER 31,
                                              1998           1997            1998
                                           ----------    ------------    ------------
                                                         (UNAUDITED)     (UNAUDITED)
REVENUES................................    $ 48,684       $ 24,545        $ 22,364
OPERATING EXPENSES (EXCLUSIVE OF $1,511,
  $786, AND $768, RESPECTIVELY, OF
  DEPRECIATION AND AMORTIZATION)........      30,853         15,563          13,216
DEPRECIATION AND AMORTIZATION...........       2,521          1,266           1,297
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES (EXCLUSIVE OF $1,010, $480,
  AND $529, RESPECTIVELY, OF
  DEPRECIATION AND AMORTIZATION)........      13,180          6,723           6,451
                                           ----------    ------------    ------------
INCOME FROM OPERATIONS..................       2,130            993           1,400
INTEREST EXPENSE, net...................         451            220             236
OTHER (INCOME) EXPENSE, net.............          28            (21)             (9)
                                           ----------    ------------    ------------
NET INCOME..............................    $  1,651       $    794        $  1,173
                                           ==========    ============    ============

    The accompanying notes are an integral part of these combined financial statements.

              ROMIC ENVIRONMENTAL TECHNOLOGIES CORP. AND AFFILIATE
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                          COMMON STOCK                        TOTAL
                                       ------------------    RETAINED     STOCKHOLDERS'
                                        SHARES     AMOUNT    EARNINGS        EQUITY
                                       ---------   ------    ---------    -------------
BALANCE, June 30, 1997...............     22,064    $ 19      $  7,778       $ 7,797
     Net income......................     --        --           1,651         1,651
     Distributions to stockholders...     --        --          (1,825)       (1,825)
                                       ---------   ------    ---------    -------------
BALANCE, June 30, 1998...............     22,064      19         7,604         7,623
     Net income (unaudited)..........     --        --           1,173         1,173
     Distributions to stockholders
       (unaudited)...................     --        --            (539)         (539)
                                       ---------   ------    ---------    -------------
BALANCE, December 31, 1998
  (unaudited)........................     22,064    $ 19      $  8,238       $ 8,257
                                       =========   ======    =========    =============

       The accompanying notes are an integral part of these combined financial statements.

              ROMIC ENVIRONMENTAL TECHNOLOGIES CORP. AND AFFILIATE
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                          SIX MONTHS      SIX MONTHS
                                           YEAR ENDED       ENDED           ENDED
                                            JUNE 30,     DECEMBER 31,    DECEMBER 31,
                                              1998           1997            1998
                                           ----------    ------------    ------------
                                                         (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.........................     $1,651         $  794          $1,173
     Adjustments to reconcile net income
       to net cash provided by operating
       activities --
          Depreciation and
             amortization...............      2,521          1,266           1,297
          Changes in operating assets
             and liabilities --
               Accounts receivable,
                  net...................       (634)          (379)            678
               Inventories..............         46             50               2
               Prepaid expenses and
                  other current
                  assets................       (174)           (26)           (203)
               Other assets, net........       (333)          (144)            (78)
               Accounts payable and
                  accrued liabilities...       (386)          (478)           (838)
               Processing reserve.......        108             54             (60)
               Closure and remediation
                  reserves..............       (259)          (130)           (181)
                                           ----------    ------------    ------------
                     Net cash provided
                       by operating
                       activities.......      2,540          1,007           1,790
                                           ----------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property, plant and
       equipment........................     (2,666)          (690)           (104)
                                           ----------    ------------    ------------
                     Net cash used in
                       investing
                       activities.......     (2,666)          (690)           (104)
                                           ----------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Distributions to stockholders......     (1,825)          (562)           (539)
     Principal payments on long-term
       obligations......................     (2,153)        (1,743)         (1,258)
     Proceeds from the issuance of
       long-term obligations............      3,703          1,500          --
     Proceeds from (payments to) related
       party............................      --            --                 (93)
                                           ----------    ------------    ------------
                     Net cash used in
                       financing
                       activities.......       (275)          (805)         (1,890)
                                           ----------    ------------    ------------
NET DECREASE IN CASH AND CASH
  EQUIVALENTS...........................       (401)          (488)           (204)
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD.............................        608            608             207
                                           ----------    ------------    ------------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD................................     $  207         $  120          $    3
                                           ==========    ============    ============
SUPPLEMENTAL DISCLOSURES:
     Cash paid for interest.............     $  482         $  221          $  252
     Assets acquired under capital
       leases...........................        660            319              99

    The accompanying notes are an integral part of these combined financial statements.

              ROMIC ENVIRONMENTAL TECHNOLOGIES CORP. AND AFFILIATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Romic Environmental Technologies Corp. (Romic) and its affiliate, Automotive Environmental Services, Inc. (AES) (collectively, the Company), are primarily engaged in the collection, recovery, processing and disposal of hazardous and nonhazardous liquid wastes, including liquid waste processing and solvent and chemical recovery. The Company's waste processing operations are located in California and Arizona and its collection and transfer facilities are in California, Oregon and Washington.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The individual companies that comprise the Company have been presented on a combined basis due to their related operations, common ownership by the stockholders and common management control. All significant intercompany balances and transactions among the aforementioned entities have been eliminated in combination.

  USE OF ESTIMATES

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  INTERIM FINANCIAL INFORMATION

     The interim combined financial statements for the six months ended December 31, 1997 and 1998, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the combined financial position, results of operations and cash flows with respect to the interim combined financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     All highly liquid investments with an original maturity of three months or less are classified as cash equivalents.

  CONCENTRATIONS OF CREDIT RISK

     Accounts receivable potentially subject the Company to concentrations of credit risk. At June 30, 1998, 17 percent and 11 percent of total accounts receivable were associated with two unrelated customers. In addition, sales to two customers represented 14 percent and 10 percent, respectively, of total revenues for the year ended June 30, 1998. One of these customers, representing approximately 14 percent of total revenues for the year ended June 30, 1998, did not renew its sales contracts for the following year.

  INVENTORIES

     Inventories are stated at the lower of cost or market and, at June 30, 1998, consisted primarily of raw materials and equipment purchased for resale and reclaimed by-products of $341,000 and $203,000, respectively. Cost, which includes purchased materials, labor and overhead, is determined using the first-in, first-out (FIFO) method.

              ROMIC ENVIRONMENTAL TECHNOLOGIES CORP. AND AFFILIATE NOTES TO COMBINED FINANCIAL STATEMENTS --(CONTINUED)

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is recorded at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income or expense. Depreciation is computed using the straight-line or double declining-balance methods.

  OTHER ASSETS

     Other assets consist primarily of deposits and permits. Management continually evaluates whether events or circumstances have occurred that indicate the remaining estimated useful life of property, plant and equipment and other long-lived assets may warrant revision or that remaining balances may not be recoverable.

  INCOME TAXES

     For income tax purposes, Romic and AES have elected S Corporation status under the U.S. Internal Revenue Code. In accordance with the provisions of elections to be treated as an S Corporation, the Company's income and losses are passed through to its stockholders; accordingly, no provision for federal or state income taxes has been recorded in the combined statements of income.

  REVENUE RECOGNITION AND PROCESSING RESERVE

     The Company recognizes revenue from processing services and records a reserve for the estimated cost of treatment when material is unloaded at the Company's facilities. The related treatment costs are charged against the reserve as such costs are incurred. By-product sales revenue is recognized when the by-product or reclaimed product is shipped to the buyer.

     The Company's revenues consist of approximately the following (in thousands):

Processing revenues..................  $  37,174
Chemical and by-product sales........      6,935
Collection revenues..................      4,298
Other revenues.......................        277
                                       ---------
          Total......................  $  48,684
                                       =========

  CLOSURE AND REMEDIATION RESERVES

     As of June 30, 1998, closure reserves totalling $217,000 represent accruals for the total estimated costs associated with the ultimate closure of the Company's facilities, including costs of decommissioning, statutory monitoring costs and incremental direct administrative costs required during the closure and subsequent postclosure periods. Management periodically reviews the level of these reserves and will adjust such reserves if estimated costs are expected to change.

     As required under state and federal regulations, the Company has established closure trust funds covering all costs associated with the ultimate future closure of the Company's California and Arizona sites. To cover such costs, the Company purchased stand-by letters of credit from a bank totaling $610,000, maturing on May 31, 1999, and June 1, 1999. Upon an unplanned closure of Company sites, the proceeds of the letters of credit would be transferred into the trust fund to pay closing costs as incurred.

     The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such

              ROMIC ENVIRONMENTAL TECHNOLOGIES CORP. AND AFFILIATE NOTES TO COMBINED FINANCIAL STATEMENTS --(CONTINUED)

accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. See further discussion of the Company's environmental remediation obligations in Footnote 10.

  INSURANCE

     The Company maintains various types of insurance coverage for its business, including, without limitation, commercial general liability and commercial auto liability, workers' compensation and employer liability, and a general umbrella policy. The Company has not incurred significant claims or losses in excess of its insurance limits during the period presented in the accompanying combined financial statements.

3.  COMMON STOCK

     At June 30, 1998 the Company's common stock consisted of the following:

                                        AUTHORIZED      ISSUED AND
                                         (NO PAR)      OUTSTANDING
                                        -----------    ------------
Romic voting.........................         1,200        1,175
Romic non-voting.....................        10,800       10,579
AES..................................     1,000,000       10,310

4.  NOTE RECEIVABLE FROM STOCKHOLDER AND ADVANCES FROM STOCKHOLDER:

     Note receivable from stockholder consists of a note receivable in the amount of $515,000, payable on demand. The receivable is unsecured and bears interest at an average imputed interest rate of 5.54 percent. Advances from stockholder consist of $505,000, bearing interest at 6.5 percent, payable monthly, and maturing January 1999.

5.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets at June 30, 1998, consist of the following (in thousands):

Prepaid insurance....................  $     647
Other................................        376
                                       ---------
     Total...........................  $   1,023
                                       =========

6.  PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment at June 30, 1998, consist of the following (in thousands):

                                        DEPRECIABLE LIFE
                                            (YEARS)
                                        ----------------
Land.................................       --             $   3,655
Buildings and improvements...........      20-31               7,536
Machinery and equipment..............       5-7               10,783
Furniture and fixtures...............       5-7                4,242
Vehicles.............................        5                 8,127
Construction in progress.............                          1,066
                                                           ---------
     Total...........................                         35,409
Less -- Accumulated depreciation.....                         20,661
                                                           ---------
     Net property, plant and
     equipment.......................                      $  14,748
                                                           =========

              ROMIC ENVIRONMENTAL TECHNOLOGIES CORP. AND AFFILIATE NOTES TO COMBINED FINANCIAL STATEMENTS --(CONTINUED)

     Equipment under capital leases totaling $3,574,000 was included in property, plant and equipment at June 30, 1998.

7.  ACCRUED LIABILITIES:

     Accrued liabilities at June 30, 1998, consist of the following (in thousands):

Accrued salaries and benefits........  $     855
Other................................        395
                                       ---------
     Total...........................  $   1,250
                                       =========

8.  LONG-TERM OBLIGATIONS:

     The Company's long-term obligations at June 30, 1998, consist of the following (in thousands):

Revolving credit facility, interest at
  prime (8.5% at June 30, 1998) plus
  0.25%.................................  $     800
Notes payable to banks, interest payable
  monthly ranging from 8.75% to prime
  plus 0.625%, maturing June 1999 to
  June 2003, secured by certain assets
  and personally guaranteed by the
  majority stockholder..................      3,266
Note payable to an individual, interest
  payable monthly at 8.5%, maturing
  January 2008, secured by certain land
  and buildings.........................      1,100
Notes payable to an insurance financial
  institution, interest payable monthly
  ranging from 5.9% to 8.55%, maturing
  October 1998 to May 2001, unsecured...        817
Obligations under capital leases,
  monthly payments ranging from $541 to
  $2,196, interest ranging from 4.9% to
  11.3%, expiring within the next three
  years, secured by equipment...........        883
                                          ---------
                                              6,866
Less -- Current maturities of long-term
  obligations...........................     (2,904)
                                          ---------
                                          $   3,962
                                          =========

     The revolving credit facility with a domestic bank provides for a maximum borrowing of $2,500,000 and is personally guaranteed by the majority stockholder. The credit agreement requires the Company to comply with certain financial covenants, such as meeting current ratio requirements, which affect its borrowing availability. In addition, borrowing availability is limited by outstanding letters of credit. At June 30, 1998, the Company had $1,090,000 available under this facility.

     At June 30, 1998 the Company was in technical default of certain financial covenants of its long term obligations. The Company has applied for and obtained a waiver of compliance with these financial covenants. The related borrowings were subsequently repaid in connection with the Company's acquisition by U S Liquids. See further discussion in Footnote 11.

     Management estimates that the fair value of its debt obligations approximates the historical value at June 30, 1998.

              ROMIC ENVIRONMENTAL TECHNOLOGIES CORP. AND AFFILIATE NOTES TO COMBINED FINANCIAL STATEMENTS --(CONTINUED)

     Principal payments of long-term debt obligations in excess of one year as of June 30, 1998, are as follows (in thousands):

                                           LONG-TERM    CAPITAL
                                             DEBT       LEASES
                                           ---------    -------
Year ending June 30 --
     1999...............................    $ 2,522      $ 439
     2000...............................        891        255
     2001...............................        857        215
     2002...............................        352        120
     2003...............................        312       --
     Thereafter.........................      1,049       --
                                           ---------    -------
                                              5,983      1,029
     Less -- Amount representing
       interest.........................      --          (146)
                                           ---------    -------
          Total.........................    $ 5,983      $ 883
                                           =========    =======

9.  EMPLOYEE BENEFITS:

     The Company maintains a profit-sharing plan covering substantially all employees. The Company's contribution to the plan, as determined by the board of directors, is discretionary, but will in no event exceed 15% of the annual aggregate salaries of those employees eligible for participation in the plan. The contribution for the year ended June 30, 1998, was $83,757, representing a 1% contribution.

     The Company sponsors a 401(k) savings plan under which eligible employees may choose to save a portion of their salary on a pretax basis, subject to certain IRS limits. The Company matches 25% of employee contributions, up to a maximum employee contribution of $6,000. The Company recognized $98,000 in compensation expense related to this plan for the year ended June 30, 1998. On July 1, 1998 the Company increased its employer match percentage to 50% of employee contributions, up to a maximum employee contribution of $6,000.

10.  COMMITMENTS AND CONTINGENCIES:

  NONCANCELLABLE OPERATING LEASES

     The Company leases certain equipment, property and office facilities under noncancelable operating leases for a remaining period in excess of one year. Rent expense was approximately $609,000 for the year ended June 30, 1998. The following table presents future minimum rental payments under the noncancelable operating leases (in thousands):

Year ending June 30 --
     1999............................  $     327
     2000............................        300
     2001............................        233
     2002............................        142
     2003............................        132
     Thereafter......................      1,161
                                       ---------
          Total......................  $   2,295
                                       =========

              ROMIC ENVIRONMENTAL TECHNOLOGIES CORP. AND AFFILIATE NOTES TO COMBINED FINANCIAL STATEMENTS --(CONTINUED)

  LEGAL PROCEEDINGS

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's combined financial position or results of operations.

  ENVIRONMENTAL MATTERS

     The Company has entered into an administrative consent order with the EPA relating to the cleanup of soil and groundwater contamination at its facility in East Palo Alto, California. A remedial investigation of the facility has been completed by Romic and forwarded to the EPA. Romic is in the process of preparing a corrective measures study for the facility and anticipates that this study will be submitted to the EPA in March 1999. The EPA will then review the corrective measures study and select a plan for final site remediation. Based upon the information gathered from these studies, Romic reserved approximately $2,341,000 at June 30, 1998 to cover its estimated cleanup costs at this facility and expects this amount to be disbursed over the next 30 years. The undiscounted amount of remediation costs of $3,370,000 has been discounted for present value considerations at a risk-free rate of return of 5.6% in recognizing the Company's remediation costs. However, due to the complex, ongoing and evolving process of investigating and remediating the facility, Romic's actual cleanup costs may exceed the amount reserved.

     The Company had also been notified by the EPA and the California Department of Toxic Substances Control that it was a potentially responsible party under applicable environmental legislation with respect to the Bay Area Drum Superfund Site in San Francisco, California, the Lorentz Barrel and Drum Superfund Site in San Jose, California and the Casmalia Resources Hazardous Waste Management Facility located near Santa Barbara, California, each of which was a drum reconditioning or disposal site previously used by Romic. With respect to each of these sites, Romic and a number of other potentially responsible parties
(PRPs) have entered into administrative consent orders and agreements allocating each party's respective share of the cost of remediating the sites. Based upon the results of the studies and remedial actions completed, Romic has reserved approximately $844,000 at June 30, 1998 to cover its estimated costs to be disbursed over the next ten years. The undiscounted amount of remediation costs of approximately $900,000 has been discounted for present value considerations at a risk-free rate of return of 5.6% in recognizing the Company's share of remediation costs. However, due to the complex, ongoing and evolving process of investigating and remediating these sites, Romic's actual costs under these three administrative consent orders may exceed the amount reserved.

     With regard to the Casmalia Resources site, if adequate funding has not been obtained by the EPA from certain outside sources to fund Phases III and IV, for which Romic and other PRPs have not been released from liability, the Company could incur additional obligations of approximately $400,000 to be disbursed over 30 years. No financial statement reserve has been recognized at June 30, 1998 for this loss contingency. It is reasonably possible that the Company's recorded estimate of its obligation, which only assumes loss exposure under Phase I, may change in the future.

     Romic also owns a tract of land in Newark, California that had been contaminated prior to its purchase by Romic. In 1990, Romic entered into an agreement with the California Regional Water Quality Control Board to remediate soil and groundwater contamination at this site. Surface soil removal and treatment was completed in 1993 and Romic has been treating groundwater since 1990. As of June 30, 1998, Romic had reserved approximately $666,000 for future remediation costs that will be disbursed over the next 30 years. The undiscounted amount of remediation costs of $903,000 has been discounted for present value considerations at a risk-free rate of return of 5.6% in recognizing the Company's share of remediation costs. However, due to the complex, ongoing and evolving process of investigating and remediating the facility, Romic's actual clean up costs may exceed the amount reserved.

              ROMIC ENVIRONMENTAL TECHNOLOGIES CORP. AND AFFILIATE NOTES TO COMBINED FINANCIAL STATEMENTS --(CONTINUED)

11.  SUBSEQUENT EVENTS:

     On January 15, 1999 US Liquids Inc. acquired the Company for cash, assumed debt and stock. The transaction was accounted for under the purchase method of accounting. In conjunction with the acquisition, the majority selling stockholder of the Company authorized that a bonus of $1,500,000 be paid to certain of the Company's employees using proceeds from the purchase.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                U S LIQUIDS INC.



Date: February 15, 1999        By: /s/ MICHAEL P. LAWLOR
                                    Michael P. Lawlor, Chief Executive Officer